Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-113414 and 333-145083 on Form S-3 of our report dated February 27, 2008, relating to the consolidated financial statements and financial statement schedule of Wisconsin Electric Power Company and subsidiary, appearing in the Annual Report on Form 10-K of Wisconsin Electric Power Company for the year ended December 31, 2007.

/s/DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
February 27, 2008